Exhibit 5.1

Our ref      ADN/784642-000001/75639765v1

Marti Technologies, Inc.

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

28 August 2023

Marti Technologies, Inc.

We have acted as counsel as to Cayman Islands law to Marti Technologies, Inc. (formerly known as Galata Acquisition Corp.) (the "Company") in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Act") (including its exhibits, the "Registration Statement") for the purposes of registering with the Commission under the Act up to (A) 106,582,626 Class A ordinary shares of a par value of US$0.0001 each of the Company ("Class A Ordinary Shares") to be offered and sold by the Selling Securityholders consisting of (i) 29,462,049 Class A Ordinary Shares issued to certain of the Selling Securityholders named in the Registration Statement (excluding Sponsor) in connection with the Business Combination (the "Business Combination Shares"), (ii) 3,578,750 Class A Ordinary Shares issued to Sponsor in connection with the conversion of Class B ordinary shares of the Company on a one-for-one basis into Class A Ordinary Shares immediately prior to effective time of the Merger (the "Founder Converted Shares"), of which an aggregate of 105,000 Founder Converted Shares will be transferred to certain former directors of the Company, (iii) 15,000 Class A Ordinary Shares issued to Gala Investments in connection with the conversion of Class B ordinary shares of the Company on a one-for-one basis into Class A Ordinary Shares immediately prior to effective time of the Merger (together with the Business Combination Shares and the Founder Converted Shares, the "Issued Shares"), and (iv) 73,526,827 Class A Ordinary Shares (the "Convertible Note Shares") issuable upon the conversion of (y) $54,774,415 principal amount of Convertible Notes, and (z) up to $40,000,000 in subscriptions of Convertible Notes at the option of Callaway Capital Management LLC up until July 9, 2024, and (B) 14,437,489 Class A Ordinary Shares (the "Warrant Shares") issuable upon the exercise of the Warrants consisting of (i) 7,250,000 Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants, and (ii) 7,187,489 Class A Ordinary Shares issuable upon the exercise of the Public Warrants (each of the Selling Securityholders, Sponsor, Business Combination, Merger, Gala Investments, Convertible Notes, Warrants, Private Placement Warrants and Public Warrants as defined in the Registration Statement).

This opinion letter is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of incorporation dated 26 February 2021, the certificate of incorporation on change of name dated 10 July 2023 and the amended and restated memorandum and articles of the Company as registered or adopted on 10 July 2023 (the "Memorandum and Articles").

1.2	The written resolutions of the board of directors of the Company dated 29 July 2022 (the "First Resolutions"), the written resolutions of the board of directors of the Company dated 28 July 2023 (the "Second Resolutions", and together with the First Resolutions, the "Resolutions") and the corporate records of the Company maintained at its registered office in the Cayman Islands.

1.3	A certificate of good standing with respect to the Company issued by the Registrar of Companies (the "Certificate of Good Standing").

1.4	A certificate from a director of the Company a copy of which is attached to this opinion letter (the "Director's Certificate").

1.5	The register of members of the Company dated 26 July 2023 as maintained by its Registrar and Transfer Agent, Continental Stock Transfer & Trust Company (the "Register of Members").

1.6	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Register of Members, the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations contemplated by the Registration Statement.

2.4	No monies paid to or for the account of any party under the documents contemplated by the Registration Statement or any property received or disposed of by any party to such documents in each case in connection with such documents or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively).

2.5	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below.

2.6	The Company has received or will receive money or money's worth in consideration for the issue of the Class A Ordinary Shares and none of the Class A Ordinary Shares were or will be issued for less than par value.

2.7	The Class A Ordinary Shares that have been or will be issued as contemplated by the Registration Statement will be duly registered, and will continue to be registered, in the Company’s register of members (shareholders).

2.8	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for the Class A Ordinary Shares.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion letter.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2	The Issued Shares to be offered and sold by the Selling Securityholders as contemplated by the Registration Statement have been duly authorised for issue, and validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.3	The Convertible Note Shares to be offered and sold by the Selling Securityholders as contemplated by the Registration Statement have been duly authorised for issue, and when issued by the Company against payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement, such Convertible Note Shares will be validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	The Warrant Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue, and when issued by the Company against payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement, such Warrant Shares will be validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.2	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinions given in paragraphs 3.2 and 3.3, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Class A Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

4.3	In this opinion letter the phrase "non-assessable" means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm under the "Risks Related to Legal Matters and Regulations" and "Legal Matters" sections in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Act or the Rules and Regulations of the Commission thereunder.

We express no view as to the commercial terms set out in the Registration Statement or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents contemplated by the Registration Statement and express no opinion or observation upon the terms of any such document.

This opinion letter is addressed to you and may be relied upon by you, your counsel and purchasers of Class A Ordinary Shares pursuant to the Registration Statement. This opinion letter is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Maples and Calder (Cayman) LLP

Maples and Calder (Cayman) LLP

Marti Technologies, Inc.

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

To:	Maples and Calder (Cayman) LLP PO Box 309, Ugland House Grand Cayman

KY1-1104

Cayman Islands

28 August 2023

Marti Technologies, Inc. (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the "Opinion") in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full force and effect and are unamended.

2	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges of the Company.

3	The Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

4	The authorised share capital of the Company is US$20,100 divided into 200,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 1,000,000 Preference Shares of a par value of US$0.0001 each. The issued share capital of the Company is 48,574,596 Class A Ordinary Shares, which have been duly authorised and are validly issued as fully-paid and non-assessable.

5	Cede & Co. legally holds 2,122,396 Class A Ordinary Shares as the shareholder of record on behalf of and for the benefit of Autotech Fund II, L.P.

6	Cede & Co. legally holds 3,537,326 Class A Ordinary Shares as the shareholder of record on behalf of and for the benefit of European Bank for Reconstruction and Development.

7	The shareholders of the Company (the "Shareholders") have not restricted the powers of the directors of the Company in any way.

8	The directors of the Company at the date of the First Resolutions were as follows: Daniel S. Freifeld, Kemal Kaya, Shelley Guiley, Adam Metz and Tim Shannon.

9	The directors of the Company at the date of the Second Resolutions and the date of this certificate were and are as follows: Daniel S. Freifeld, Cankut Durgun, Yousef Hammad, Kerry Healey, Douglas Lute, Alper Oktem and Agah Ugur.

10	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Shareholders and directors (or any committee thereof) of the Company (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.

11	Prior to, at the time of, and immediately following the approval of the transactions contemplated by the Registration Statement, the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions contemplated by the Registration Statement for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

12	Each director of the Company considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

13	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction and neither the directors nor Shareholders have taken any steps to have the Company struck off or placed in liquidation. Further, no steps have been taken to wind up the Company or to appoint restructuring officers or interim restructuring officers, and no receiver has been appointed in relation to any of the Company's property or assets.

14	To the best of my knowledge and belief, having made due inquiry, there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.

15	The Registration Statement has been, or will be, authorised and duly executed and delivered by or on behalf of all relevant parties in accordance with all relevant laws.

16	No invitation has been made or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Class A Ordinary Shares.

17	The Class A Ordinary Shares to be offered and sold pursuant to the Registration Statement have been, or will be, duly registered, and will continue to be registered, in the Company's register of members (shareholders).

18	The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.

19	There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations contemplated by the Registration Statement.

(Signature Page follows)

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I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:
Name:
Title:	Director

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